United States
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Schedule 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☒	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

The Prudential Variable Contract Account-10
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required.
☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

INVESTOR SERVICES

Shareholder Name

Address 1

Address 2

Address 3

IMPORTANT NOTICE

THE PRUDENTIAL INSURANCE COMPANY OF AMERICA

655 Broad Street

Newark, New Jersey 07102

RE: The Prudential Variable Contract Account-10

Dear Contract Owners and Participants:

We have tried unsuccessfully to contact you, whether by mail or by phone, regarding a very important matter concerning your investment in The Prudential Variable Contract Account-10. This matter pertains to an important operating initiative for which we need your consideration and response. The deadline to hear from you is 11:59 p.m. Eastern Time on December 6, 2022.

It is very important that we speak to you regarding this matter. Please call toll-free at 800-821-2712 between 9:00 a.m. and 10:00 p.m. Eastern Time, Monday through Friday, or 10:00 a.m. to 6:00 p.m. Eastern Time on Saturday. At the time of the call, please reference the Investor ID listed below.

INVESTOR PROFILE:
Investor ID:	Security ID:
Shares owned:	Household ID:

There is no confidential information required and the call will only take a few moments of your time. Please contact us as soon as possible.

Thank you for your time and consideration.

Sincerely,

Thomas J. Nader

Executive Vice President

OFFICIAL BUSINESS This is not a scam, fraud or scheme. This document relates to an investment you own in The Prudential Variable Contract Account-10 through Prudential Retirement Services or with another participating broker dealer.